Exhibit 99.1

Saia Reports Record First Quarter Results

JOHNS CREEK, GA – May 2, 2022 – Saia, Inc. (Nasdaq: SAIA), a leading transportation provider offering national less-than-truckload (LTL), non-asset truckload, expedited and logistics services, today reported first quarter 2022 financial results.  Diluted earnings per share in the quarter were $2.98 compared to $1.40 in the first quarter of 2021.

Highlights from the first quarter operating results were as follows:

First Quarter 2022 Compared to First Quarter 2021 Results

•	Revenue was $661.2 million, a 36.6% increase
•	Operating income was $103.4 million, a 112.4% increase
•	Operating ratio of 84.4 compared to 89.9
•	LTL shipments per workday increased 5.7%
•	LTL tonnage per workday increased 9.5%
•	LTL revenue per hundredweight increased 21.4%
•	LTL revenue per shipment rose 25.7% to $329.30

“First quarter results include record quarterly revenue along with a record first quarter operating ratio of 84.4,” said Saia, Inc. President and Chief Executive Officer, Fritz Holzgrefe.  “Weather is always unpredictable in the first couple of months of the year, and while I would describe this year as pretty typical, I was particularly pleased with our ability to quickly restore network fluidity after storm events in January and February,” added Mr. Holzgrefe.

“Our record financial results highlight solid business activity across our customer base and our ability to provide outstanding service to our customers.  Revenue per shipment excluding fuel surcharges grew by nearly 20% in the quarter, reflecting strong pricing, as well as a benefit from heavier average shipment weight and a slightly longer average length of haul,” said Mr. Holzgrefe.

“We have opened two new terminals this year, and our opening pace will accelerate now that winter weather is behind us,” said Holzgrefe.  “I would anticipate another four terminal openings will be completed by the end of the second quarter and we are still anticipating opening a total of 10 to 15 new locations in 2022,” concluded Mr. Holzgrefe.

Saia, Inc. First Quarter 2022 Results

Saia Executive Vice President and Chief Financial Officer, Douglas Col added, “Our results continue to reflect the success we are having as we execute on our plan to raise our value proposition to our customers.  As we add locations and get closer to our customers, we offer better coverage and a premium level of service.  Our ability to provide this premium service enables us to charge a commensurate premium rate and is key to not only overcoming inflationary costs we face, but also to improving margins to continue the investments in our Company and our employees,” concluded Mr. Col.

Financial Position and Capital Expenditures

Total debt was $44.9 million at March 31, 2022, and we ended the quarter with $141.3 million of cash on hand.  This compares to total debt of $66.0 million and $53.3 million of cash on hand at March 31, 2021.

Net capital expenditures were $45.4 million during the first three months of 2022.  This compares to $25.4 million in net capital expenditures during the first three months of 2021.  In 2022, we anticipate net capital expenditures will be in excess of $500 million.

Conference Call

Management will hold a conference call to discuss quarterly results today at 10:00 a.m. Eastern Time. To participate in the call, please dial 888-220-8474 or 323-794-2588 referencing conference ID #7209387. Callers should dial in five to ten minutes in advance of the conference call. This call will be webcast live via the Company website at www.saia.com/about-us/investor-relations/financial-releases. A replay of the call will be offered two hours after the completion of the call through May 30, 2022 at 1:00 p.m. Eastern Time. The replay will be available by dialing 888-203-1112.

Saia, Inc. (NASDAQ: SAIA) offers customers a wide range of less-than-truckload, non-asset truckload, expedited and logistics services.  With headquarters in Georgia, Saia LTL Freight operates 178 terminals with service across 45 states.  For more information on Saia, Inc. visit the Investor Relations section at www.saia.com/about-us/investor-relations.

Cautionary Note Regarding Forward-Looking Statements

The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This news release may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe,” “should” and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, except as required by law. All forward-looking statements reflect the present expectation of future events of our management as of the date of this news release and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements.

Saia, Inc. First Quarter 2022 Results

These factors, risks, uncertainties and assumptions include, but are not limited to, (1) general economic conditions including downturns or inflationary periods in the business cycle; (2) operation within a highly competitive industry and the adverse impact from downward pricing pressures, including in connection with fuel surcharges, and other factors; (3) industry-wide external factors largely out of our control; (4) cost and availability of qualified drivers, dock workers and other employees, purchased transportation and fuel; (5) claims expenses and other expense volatility, including for personal injury, cargo loss and damage, workers’ compensation, employment and group health plan claims; (6) cost and availability of insurance coverage, including the possibility the Company may be required to pay additional premiums, assume additional liability under its auto liability policies or be unable to obtain insurance coverage; (7) failure to successfully execute the strategy to expand our service geography; (8) costs and liabilities from the disruption in or failure of our technology or equipment essential to our operations, including as a result of cyber incidents, security breaches, malware or ransomware attacks; (9) failure to keep pace with technological developments; (10) labor relations, including the adverse impact should a portion of our workforce become unionized; (11) cost and availability of real property and revenue equipment; (12) supply chain disruption and delays on new equipment delivery; (13) capacity and highway infrastructure constraints; (14) risks arising from international business operations and relationships; (15) seasonal factors, harsh weather and disasters caused by climate change; (16) economic declines in the geographic regions or industries in which our customers operate; (17) the creditworthiness of our customers and their ability to pay for services; (18) our need for capital and uncertainty of the credit markets; (19) the possibility of defaults under our debt agreements (including violation of financial covenants); (20) failure to operate and grow acquired businesses in a manner that support the value allocated to acquired businesses; (21) dependence on key employees; (22) employee turnover from changes to compensation and benefits or market factors; (23) increased costs of healthcare benefits; (24) damage to our reputation from adverse publicity, including from the use of or impact from social media; (25) failure to make future acquisitions or to achieve acquisition synergies; (26) the effect of litigation and class action lawsuits arising from the operation of our business, including the possibility of claims or judgments in excess of our insurance coverages or that result in increases in the cost of insurance coverage or that preclude us from obtaining adequate insurance coverage in the future; (27) the potential of higher corporate taxes and new regulations, including with respect to climate change, employment and labor law, healthcare and securities regulation; (28) the effect of governmental regulations, including hours of service and licensing compliance for drivers, engine emissions, the Compliance, Safety, Accountability (CSA) initiative, regulations of the Food and Drug Administration and Homeland Security, and healthcare and environmental regulations; (29) unforeseen costs from new and existing data privacy laws; (30) changes in accounting and financial standards or practices; (31) widespread outbreak of an illness or any other communicable disease, including the COVID-19 pandemic, or any other health crisis or business disruptions and higher costs that may arise from the COVID-19 pandemic in the future, including governmental regulations requiring that employees be vaccinated or be tested regularly for COVID-19 before reporting to work; (32) increasing investor and customer sensitivity to social and sustainability issues, including climate change; (33) anti-terrorism measures and terrorist events; (34)  provisions in our governing documents and Delaware law that may have anti-takeover effects; (35) issuances of equity that would dilute stock ownership; and (36) other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s SEC filings.

As a result of these and other factors, no assurance can be given as to our future results and achievements. Accordingly, a forward-looking statement is neither a prediction nor a guarantee of future events or circumstances and those future events or circumstances may not occur. You should not place undue reliance on the forward-looking statements, which speak only as of the date of this news release. We are

Saia, Inc. First Quarter 2022 Results

under no obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

# # #

CONTACT:Saia, Inc.

Douglas Col

Executive Vice President and Chief Financial Officer

Investors@saia.com

Saia, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Amounts in thousands)
(Unaudited)

	March 31, 2022	December 31, 2021
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$141,325	$106,588
Accounts receivable, net	322,343	276,755
Prepaid expenses and other	46,998	32,912
Total current assets	510,666	416,255

PROPERTY AND EQUIPMENT:
Cost	2,162,492	2,144,528
Less: accumulated depreciation	890,927	864,074
Net property and equipment	1,271,565	1,280,454
OPERATING LEASE RIGHT-OF-USE ASSETS	103,892	107,781
OTHER ASSETS	46,226	40,760
Total assets	$1,932,349	$1,845,250

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$130,163	$114,010
Wages and employees' benefits	62,125	73,109
Other current liabilities	106,471	93,268
Current portion of long-term debt	18,373	19,396
Current portion of operating lease liability	21,989	21,565
Total current liabilities	339,121	321,348

OTHER LIABILITIES:
Long-term debt, less current portion	26,506	31,008
Operating lease liability, less current portion	84,062	88,409
Deferred income taxes	122,106	124,137
Claims, insurance and other	69,064	60,015
Total other liabilities	301,738	303,569

STOCKHOLDERS' EQUITY:
Common stock	26	26
Additional paid-in capital	267,745	274,633
Deferred compensation trust	(5,480)	(4,101)
Retained earnings	1,029,199	949,775
Total stockholders' equity	1,291,490	1,220,333
Total liabilities and stockholders' equity	$1,932,349	$1,845,250

Saia, Inc. and Subsidiaries
Consolidated Statements of Operations
For the Quarters Ended March 31, 2022 and 2021
(Amounts in thousands, except per share data)
(Unaudited)

	First Quarter
	2022	2021
OPERATING REVENUE	$661,216	$484,074

OPERATING EXPENSES:
Salaries, wages and employees' benefits	289,463	244,437
Purchased transportation	78,248	45,031
Fuel, operating expenses and supplies	122,771	84,901
Operating taxes and licenses	16,573	14,338
Claims and insurance	10,736	11,480
Depreciation and amortization	39,952	35,372
Loss (gain) from property disposals, net	24	(199)
Total operating expenses	557,767	435,360

OPERATING INCOME	103,449	48,714

NONOPERATING EXPENSES (INCOME):
Interest expense	692	852
Other, net	235	(131)
Nonoperating expenses, net	927	721

INCOME BEFORE INCOME TAXES	102,522	47,993
Income tax expense	23,098	10,702
NET INCOME	$79,424	$37,291

Average common shares outstanding - basic	26,391	26,285
Average common shares outstanding - diluted	26,670	26,671

Basic earnings per share	$3.01	$1.42
Diluted earnings per share	$2.98	$1.40

Saia, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
For the three months ended March 31, 2022 and 2021
(Amounts in thousands)
(Unaudited)
	First Quarter
	2022	2021
OPERATING ACTIVITIES:
Net cash provided by operating activities	$95,961	$60,971
Net cash provided by operating activities	95,961	60,971

INVESTING ACTIVITIES:
Acquisition of property and equipment	(46,259)	(25,568)
Proceeds from disposal of property and equipment	883	180
Net cash used in investing activities	(45,376)	(25,388)

FINANCING ACTIVITIES:
Borrowing (repayment) of revolving credit agreement, net	–	–
Proceeds from stock option exercises	907	3,678
Shares withheld for taxes	(11,230)	(6,350)
Other financing activity	(5,525)	(4,959)
Net cash used in financing activities	(15,848)	(7,631)

NET INCREASE IN CASH AND CASH EQUIVALENTS	34,737	27,952
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	106,588	25,308
CASH AND CASH EQUIVALENTS, END OF PERIOD	$141,325	$53,260

Saia, Inc. and Subsidiaries
Financial Information
For the Quarters Ended March 31, 2022 and 2021
(Unaudited)

				First Quarter
	First Quarter		%	Amount/Workday		%
	2022	2021	Change	2022	2021	Change
Workdays				64	63
Operating ratio	84.4%	89.9%
LTL tonnage (1)	1,387	1,247	11.2	21.67	19.79	9.5
LTL shipments (1)	1,962	1,826	7.4	30.65	28.99	5.7
LTL revenue/cwt.	$23.29	$19.18	21.4
LTL revenue/cwt., excluding fuel surcharges	$19.28	$16.68	15.6
LTL revenue/shipment	$329.30	$261.96	25.7
LTL revenue/shipment, excluding fuel surcharges	$272.58	$227.82	19.6
LTL pounds/shipment	1,414	1,366	3.5
LTL length of haul (2)	915	904	1.2

(1) In thousands.

(2) In miles.

Note:

LTL operating statistics exclude transportation and logistics services where pricing is generally not determined by weight.  The LTL operating statistics also exclude the adjustment required for financial statement purposes in accordance with the Company's revenue recognition policy.